GUARANTY

made by

RESOURCE CAPITAL CORP.

as guarantor,

in favor of

NATIXIS REAL ESTATE CAPITAL, INC.

Dated as of April __, 2007

GUARANTY

This GUARANTY (this “Guaranty”), dated as of April __, 2007, made by RESOURCE CAPITAL CORP., a Maryland corporation, having an address at 712 Fifth Avenue, 10th Floor, New York, New York 10019 (“Guarantor”), in favor of NATIXIS REAL ESTATE CAPITAL, INC., a New York corporation, having an address at 9 West 57th Street, 36th Floor, New York, New York 10019 (together with its successors and assigns, “Buyer”).

R E C I T A L S:

A. Pursuant to that certain Master Repurchase Agreement, dated as of the date hereof (as the same may be amended, modified, supplemented or restated from time to time, the “Repurchase Agreement”), between RCC Real Estate SPE 3, LLC (“Seller”) and Buyer, Buyer has agreed, to purchase certain Eligible Loans, Eligible Preferred Equity Assets and Eligible Securities with a simultaneous agreement from Seller to repurchase such Eligible Assets on a date certain or on demand in accordance with the Repurchase Agreement (the “Transaction”);

B. As a condition to Buyer’s entering into the Repurchase Agreement, Buyer is requiring that Guarantor execute and deliver to Buyer this Guaranty; and

C. Guarantor hereby acknowledges that Guarantor will materially benefit from Buyer’s agreeing to enter into the Repurchase Agreement;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows

1.  Definitions. All capitalized terms used and not defined herein shall have the respective meanings given such terms in the Repurchase Agreement.

2.  Guaranty.

(a)  Guaranty of Loan Obligations. Guarantor irrevocably and unconditionally guarantees to Buyer the prompt payment when due, whether on the Repurchase Date, by acceleration or otherwise, of all obligations and liabilities of Seller for which Seller is, or shall become, personally liable pursuant to the Repurchase Agreement and the other Transaction Documents as and to the extent provided in Section 31 of the Repurchase Agreement (collectively, the “Guaranteed Obligations”).

(b)  All sums payable to Buyer under this Guaranty shall be payable on demand and without reduction for any offset, claim, counterclaim or defense.

(c)  Guarantor hereby agrees to indemnify, defend and save harmless Buyer from and against any and all actual out-of-pocket costs, losses, liabilities, claims, causes of action, expenses and damages, including reasonable attorneys’ fees and disbursements, which Buyer may suffer or which otherwise may arise by reason of Seller’s failure to pay any of the Guaranteed Obligations when due, irrespective of whether such costs, losses, liabilities, claims, causes of action, expenses or damages are incurred by Buyer prior or subsequent to (i) Buyer’s exercising any right to accelerate the Repurchase Date, (ii) the commencement or completion of any judicial or non-judicial foreclosure, sale or other proceeding with respect to the Purchased Assets or (iii) the conveyance of all or any portion of the Purchased Assets by transfer-in-lieu of foreclosure or otherwise.

(d)  Guarantor agrees that no portion of any sums applied (other than sums received from Guarantor in full or partial satisfaction of its obligations hereunder), from time to time, in reduction of the amounts due with respect to the Transactions under the Repurchase Agreement or other Transaction Documents (collectively, the “Transaction Obligations”) shall be deemed to have been applied in reduction of the Guaranteed Obligations until such time as the Transaction Obligations have been paid in full, or Guarantor shall have made the full payment required hereunder, it being the intention hereof that the Guaranteed Obligations shall be the last portion of the Transaction Obligations to be deemed satisfied.

3.  Representations and Warranties. Guarantor hereby represents and warrants to Buyer as follows (which representations and warranties shall be given as of the date hereof and shall survive the execution and delivery of this Guaranty):

(a)  Organization, Authority and Execution. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to own its properties and to conduct its business as presently conducted or proposed to be conducted and to enter into and perform this Guaranty and all other agreements and instruments to be executed by it in connection herewith. This Guaranty has been duly executed and delivered by Guarantor.

(b)  Enforceability. This Guaranty constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(c)  No Violation. The execution, delivery and performance by Guarantor of its obligations under this Guaranty have been duly authorized by all necessary action, and do not and will not violate any law, regulation, order, writ, injunction or decree of any court or governmental body, agency or other instrumentality applicable to Guarantor, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the assets of Guarantor pursuant to the terms of Guarantor’s articles of organization, or any mortgage, indenture, agreement or instrument to which Guarantor is a party or by which it or any of its properties is bound. Guarantor is not in default under any other guaranty, if any, which it has provided to Buyer.

(d)  No Litigation. There are no actions, suits or proceedings at law or at equity, pending or, to Guarantor’s actual knowledge, threatened against or affecting Guarantor or which involve or might involve the validity or enforceability of this Guaranty or which might materially adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty. Guarantor is not in default beyond any applicable grace or cure period with respect to any order, writ, injunction, decree or demand of any Governmental Authority which might materially adversely affect the financial condition of Guarantor or the ability of Guarantor to perform any of its obligations under this Guaranty.

(e)  Consents. All consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Authorities (collectively, the “Consents”) that are required in connection with the valid execution, delivery and performance by Guarantor of this Guaranty have been obtained and Guarantor agrees that all Consents required in connection with the carrying out or performance of any of Guarantor’s obligations under this Guaranty will be obtained when required.

(f)  Financial Statements and Other Information. All financial statements of Guarantor heretofore delivered to Buyer are true and correct in all material respects and fairly present the financial condition of Guarantor as of the respective dates thereof, and no materially adverse change has occurred in the financial conditions reflected therein since the respective dates thereof. None of the aforesaid financial statements or any certificate or statement furnished to Buyer by or on behalf of Guarantor in connection with the transactions contemplated hereby, and none of the representations and warranties in this Guaranty contains any untrue statement of a material fact. Guarantor is not insolvent within the meaning of the United States Bankruptcy Code or any other applicable law, code or regulation and the execution, delivery and performance of this Guaranty will not render Guarantor insolvent.

(g)  Consideration. Guarantor is the owner, directly or indirectly, of all of the legal and beneficial equity interests in Seller.

4.  Financial Statements. Guarantor shall deliver to Buyer, (a) within 120 days after the end of each fiscal year of Guarantor, a complete copy of Guarantor’s annual financial statements audited by Grant Thornton LLP, a “big four” accounting firm or another independent certified public accountant reasonably acceptable to Buyer, (b) within 60 days after the end of each fiscal quarter of Guarantor, financial statements (including a balance sheet as of the end of such fiscal quarter and a statement of income and expense for such fiscal quarter) certified by the chief financial officer of Guarantor and in form, content, level of detail and scope reasonably satisfactory to Buyer, and (c) 20 days after request by Buyer, such other financial information with respect to Guarantor as Buyer may reasonably request.

5.  Unconditional Character of Obligations of Guarantor.

(a)  The obligations of Guarantor hereunder shall be irrevocable, absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of the Repurchase Agreement or any provision thereof, or the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against Seller, Guarantor or any other Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of Seller under the Repurchase Agreement or Guarantor under this Guaranty, or any setoff, counterclaim, and irrespective of any other circumstances which might otherwise limit recourse against Guarantor by Buyer or constitute a legal or equitable discharge or defense of a guarantor or surety. Buyer may enforce the obligations of Guarantor under this Guaranty by a proceeding at law, in equity or otherwise, independent of any loan foreclosure or similar proceeding or any deficiency action against Seller or any other Person at any time, either before or after an action with respect to the Purchased Assets or any part thereof, Seller or any other Person. This Guaranty is a guaranty of payment and performance and not merely a guaranty of collection. Guarantor waives diligence, notice of acceptance of this Guaranty, filing of claims with any court, any proceeding to enforce any provision of the Repurchase Agreement or the other Transaction Documents, against Guarantor, Seller or any other Person, any right to require a proceeding first against Seller or any other Person, or to exhaust any security (including, without limitation, the Purchased Assets) for the performance of the Guaranteed Obligations or any other obligations of Seller or any other Person, or any protest, presentment, notice of default or other notice or demand whatsoever (except to the extent expressly provided to the contrary in this Guaranty).

(b)  The obligations of Guarantor under this Guaranty, and the rights of Buyer to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:

(i)  any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Seller, the Purchased Assets or any part thereof, Guarantor or any other Person;

(ii)  any failure by Buyer or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Repurchase Agreement, or any document or instrument relating thereto;

(iii)  the sale, transfer or conveyance of any of the Purchased Assets or any interest therein to any Person, whether now or hereafter having or acquiring an interest in the Purchased Assets or any interest therein and whether or not pursuant to any foreclosure, trustee sale or similar proceeding against Seller or any of the Purchased Assets or any interest therein;

(iv)  the conveyance to Buyer, any Affiliate of Buyer or Buyer’s nominee of any of the Purchased Assets or any interest therein by a transfer-in-lieu of foreclosure or otherwise;

(v)  the release of Seller or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in the Repurchase Agreement or any of the Transaction Documents by operation of law or otherwise; or

(vi)  the release in whole or in part of any Purchased Assets or any collateral for the Guaranteed Obligations or for the Transaction Obligations or any portion thereof.

(c)  Except as otherwise specifically provided in this Guaranty, Guarantor hereby expressly and irrevocably waives all defenses (other than payment and performance) in an action brought by Buyer to enforce this Guaranty based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.

(d)  Buyer may deal with Seller and Affiliates of Seller in the same manner and as freely as if this Guaranty did not exist and shall be entitled, among other things, to grant Seller or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Buyer, at any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of Guarantor hereunder.

(e)  No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of the Repurchase Agreement or any of the Transaction Documents shall in any way alter, impair or affect any of the obligations of Guarantor hereunder, and Guarantor agrees that if the Repurchase Agreement or any of the Transaction Documents is modified with Buyer’s consent, the Guaranteed Obligations shall automatically be deemed modified to include such modifications.

(f)  Buyer may proceed to protect and enforce any or all of its rights under this Guaranty by suit in equity or action at law, whether for the specific performance of any covenants or agreements contained in this Guaranty or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Guarantor. Each and every remedy of Buyer shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

(g)  No waiver shall be deemed to have been made by Buyer of any rights hereunder unless the same shall be in writing and signed by Buyer, and any such waiver shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of Buyer or the obligations of Guarantor to Buyer in any other respect or at any other time.

(h)  At the option of Buyer, Guarantor may be joined in any action or proceeding commenced by Buyer against Seller in connection with the Repurchase Agreement or any of the Transaction Documents and recovery may be had against Guarantor in such action or proceeding or in any independent action or proceeding against Guarantor to the extent of Guarantor’s liability hereunder, without any requirement that Buyer first assert, prosecute or exhaust any remedy or claim against Seller or any other Person, or any security for the obligations of Seller or any other Person.

(i)  Guarantor agrees that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by Seller or Guarantor to Buyer and such payment is rescinded or must otherwise be returned by Buyer (as determined by Buyer in its sole and absolute discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Seller or Guarantor, all as though such payment had not been made.

(j)  In the event that Guarantor shall advance or become obligated to pay any sums under this Guaranty or in connection with the Guaranteed Obligations or in the event that for any reason whatsoever Seller or any subsequent owner of the Purchased Assets or any part thereof is now, or shall hereafter become, indebted to Guarantor, Guarantor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to the Transaction Obligations, and (ii) Guarantor shall not be entitled to enforce or receive payment thereof until the Transaction Obligations have been paid in full. Nothing herein contained is intended or shall be construed to give Guarantor any right of subrogation in or under the Transaction Documents or any right to participate in any way therein, or in the right, title or interest of Buyer in or to any Purchased Assets, notwithstanding any payments made by Guarantor under this Guaranty, until the actual and irrevocable receipt by Buyer of payment in full of the Transaction Obligations. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when any such sums due and owing to Buyer shall not have been fully paid, such amount shall be paid by Guarantor to Buyer for credit and application against such sums due and owing to Buyer.

(k)  Guarantor’s obligations hereunder shall survive the exercise by Buyer of any of all of its remedies pursuant to the Repurchase Agreement or any of the Transaction Documents.

6.  Covenants.

(a)  As used in this Section 6, the following terms shall have the respective meanings set forth below:

(i)  “Consolidated Subsidiaries” shall mean each Subsidiary of Guarantor, the financial statements of which shall be (or should have been) consolidated with the financial statements of Guarantor in accordance with GAAP.

(ii)  “GAAP” shall mean generally accepted accounting principles, consistently applied.

(iii)  “Net Worth” shall mean, as of a given date, (x) the total assets of Guarantor (including undrawn capital commitments) as of such date less (y) Guarantor’s total liabilities as of such date, determined in accordance with GAAP.

(iv)  “Subsidiary” shall mean any Affiliate of Guarantor that is controlled by Guarantor.

(v)  “Liquid Assets” shall mean the sum of (w) assets in the form of cash, cash equivalents, obligations of (or fully guaranteed as to principal and interest by) the United States or any agency or instrumentality thereof (provided the full faith and credit of the United States supports such obligation or guarantee), certificates of deposit issued by a commercial bank having net assets of not less than $500 million, securities listed and traded on a recognized stock exchange or traded over the counter and listed in the National Association of Securities Dealers Automatic Quotations, or liquid debt instruments that have a readily ascertainable value and are regularly traded in a recognized financial market, (x) undrawn capital commitments, (y) borrowing availability under short-term repurchase facilities with institutional lenders which are not Affiliates of Guarantor and (z) the amount of interest and principal owing to Seller
              (as shown on Seller’s most recent balance sheet delivered pursuant to Section 12(k) of the Repurchase Agreement), with respect to each Purchased Asset of Seller and due and payable within 30 days of the balance sheet date, provided that same is not past due or delinquent.

(vi)  “Total Leverage Ratio” shall mean for any Person as of any date, the ratio of (a) the aggregate Indebtedness to (b) the total assets of such Person as of such date.

(b)  Until all of the Guaranteed Obligations have been paid in full, Guarantor (i) shall maintain (A) a Net Worth in excess of $250,000,000, (B) Liquid Assets having a market value of at least $10,000,000, and (C) a Total Leverage Ratio not to exceed 90%, (ii) shall not sell, pledge, mortgage or otherwise transfer any of its assets, or any interest therein, on terms materially less favorable than would be obtained in an arms-length transaction and (iii) shall deliver to Buyer, concurrently with the delivery of each quarterly or annual financial statement required to be delivered by Guarantor hereunder, a certificate of the chief financial officer of Guarantor setting forth in reasonable detail Guarantor’s Net Worth, Liquid Assets and Total Leverage Ratio, based on such financial statement.

(c)  Guarantor shall not, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate which would reduce the Net Worth of Guarantor, including the payment of any dividend or distribution to a shareholder, or the redemption, retirement, purchase or other acquisition for consideration of any stock in Guarantor or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of Guarantor’s assets, or any interest therein.

7.  Entire Agreement/Amendments. This instrument represents the entire agreement between the parties with respect to the subject matter hereof. The terms of this Guaranty shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Buyer and Guarantor.

8.  Successors and Assigns. This Guaranty shall be binding upon Guarantor, and Guarantor’s estate, heirs, personal representatives, successors and assigns, may not be assigned or delegated by Guarantor and shall inure to the benefit of Buyer and its successors and assigns.

9.  Applicable Law and Consent to Jurisdiction. This Guaranty shall be governed by, and construed in accordance with, the substantive laws of the State of New York. Guarantor irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Guaranty may be brought in a court of record in the City and County of New York or in the Courts of the United States of America located in the Southern District of New York, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Guarantor irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to Guarantor at its address provided in Section 14 hereof. Nothing in this Section 9, however, shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any suit, action or proceeding against Guarantor or its property in the courts of any other jurisdictions.

10.  Section Headings. The headings of the sections and paragraphs of this Guaranty have been inserted for convenience of reference only and shall in no way define, modify, limit or amplify any of the terms or provisions hereof.

11.  Severability. Any provision of this Guaranty which may be determined by any competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Guarantor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

12.  WAIVER OF TRIAL BY JURY. GUARANTOR HEREBY WAIVES THE RIGHT OF TRIAL BY JURY IN ANY LITIGATION, ACTION OR PROCEEDING ARISING HEREUNDER OR IN CONNECTION THEREWITH.

13.  Other Guaranties. The obligations of Guarantor hereunder are separate and distinct from, and in addition to, the obligations of Guarantor now or hereafter arising under any other Guaranties, pursuant to which Guarantor has guaranteed payment and performance of certain other obligations of Seller described therein.

14.  Notices. All notices, demands, requests, consents, approvals or other communications (collectively called “Notices”) required or permitted to be given hereunder to Buyer or Guarantor or which are given to Buyer or Guarantor with respect to this Guaranty shall be in writing and shall be sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed as set forth below, or personally delivered with receipt acknowledged to such address, or in either case, to such other address(es) as the party in question shall have specified most recently by like Notice.

If to Buyer, to:

NATIXIS REAL ESTATE CAPITAL, INC.
9 West 57th Street, 36th Floor
New York, New York 10019
Attention: Real Estate Administration (Gary DiGiuseppe)

with a copy to:

Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Attention: Robert L. Boyd, Esq.

If to Guarantor, to:

RESOURCE CAPITAL CORP.
712 Fifth Avenue
10th Floor
New York, New York 10019
Attention: John Boyt

with a copy to:

Paul Hastings Janofsky & Walker LLP
75 East 55th Street
New York, New York 10022
Attention: Robert J. Grados, Esq.

Notices which are given in the manner aforesaid shall be deemed to have been given or served for all purposes hereunder (i) on the date on which such notice shall have been personally delivered as aforesaid, (ii) on the date of delivery by mail as evidenced by the return receipt therefor, or (iii) on the date of failure to deliver by reason of refusal to accept delivery or changed address of which no Notice was given.

15.  Guarantor’s Receipt of Transaction Documents. Guarantor by its execution hereof acknowledges receipt of true copies of the Repurchase Agreement and all of the other Transaction Documents, the terms and conditions of which are hereby incorporated herein by reference.

16.  Interest; Expenses.

(a)  If Guarantor fails to pay all or any sums due hereunder upon demand by Buyer, the amount of such sums payable by Guarantor to Buyer shall bear interest from the date of demand until paid at the Pricing Rate in effect from time to time plus five percent (5%).

(b)  Guarantor hereby agrees to pay all costs, charges and expenses, including reasonable attorneys’ fees and disbursements, that may be incurred by Buyer in enforcing the covenants, agreements, obligations and liabilities of Guarantor under this Guaranty.

17.  Joint and Several Obligations. If Guarantor consists of more than one Person, each such Person shall have joint and several liability for the obligations of Guarantor hereunder.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

RESOURCE CAPITAL CORP.

By:	/s/
Name:
Title: